                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     / /

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          FRANKLIN CAPITAL CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                          FRANKLIN CAPITAL CORPORATION
                                 450 Park Avenue
                            New York, New York 10022


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On June 7, 2000


         The Annual Meeting of Stockholders of Franklin Capital Corporation (the "Corporation") will be held on June 7, 2000 at 10 o'clock a.m., New York Time, at the offices of Weil, Gotshal and Manges, LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 for the following purposes:

                  1. To elect five (5) directors to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and have qualified;

                  2. To ratify the appointment by the Board of Directors of Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2000; and

                  3. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board has fixed the close of business on April 21, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Common Stock, $1.00 par value, held on the record date.

         If you cannot attend the meeting, please sign and return the enclosed proxy card as soon as possible in order that you may be represented at the meeting. If you attend the meeting, you may vote in person even though you have sent in a proxy.

                                              By Order of the Board of Directors


                                              SPENCER L. BROWN
                                              Secretary

New York, New York
April 28, 2000

                          FRANKLIN CAPITAL CORPORATION
                                 450 Park Avenue
                            New York, New York 10022

                                 PROXY STATEMENT

Solicitation of Proxies

         This Proxy Statement is furnished by the Board of Directors of Franklin Capital Corporation, a Delaware corporation (the "Corporation", or "Franklin"), in connection with the solicitation by the Corporation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 7, 2000, at 10 o'clock a.m., New York Time, at the offices of Weil, Gotshal and Manges, LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153.

Voting and Revocability of Proxies

         Stockholders who execute proxies may revoke them at any time before they are voted, by delivering to Mr. Spencer L. Brown, Secretary of the Corporation, at the offices of the Corporation at 450 Park Avenue, 10th Floor, New York, New York, 10022, before the ballot is cast, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the specifications contained therein. If no contrary specification is indicated on the proxy, the shares represented thereby will be voted for the election of the five (5) nominees for directors and in favor of the ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors.

         In the event that the persons named as proxies propose one or more adjournments to permit further solicitation with respect to any proposal to be voted upon at the Meeting, any such adjournments would require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The proxyholders will vote in favor of such an adjournment with respect to those proxies which instruct them to vote in favor of such proposal (including proxies which have no contrary specification with respect to such proposal), and will vote against such an adjournment with respect to those proxies which instruct them to vote against or abstain from voting with respect to such proposal. No adjournment will be for any period later than July 6, 2000.

         Except as stated specifically and except with respect to the election of directors, which is by plurality of votes cast, each of the matters being submitted to stockholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter.

Expenses of Solicitation of Proxies

         The solicitation will be made by the Corporation and all expenses will be borne by the Corporation. The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by directors, officers and other employees of the Corporation personally, by telephone or by facsimile. This proxy statement and form of proxy are first being sent to stockholders on or about May 5, 2000. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT TO ANY STOCKHOLDER UPON REQUEST IN WRITING ADDRESSED TO "FRANKLIN CAPITAL CORPORATION, 450 PARK AVENUE, NEW YORK, NEW YORK 10022, ATTENTION: STOCKHOLDER RELATIONS" OR BY CALLING COLLECT TO (212) 486-2323.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Shares and Voting Rights

         At the close of business on April 21, 2000, the record date for the Meeting (the "Record Date"), the outstanding voting securities of the Corporation consisted of 719,088 shares of Common Stock, each of which is entitled to one vote and 16,450 shares of Convertible Preferred Stock, each of which is entitled to one vote.

Principal Stockholders

         The following table sets forth certain information with respect to the holdings of any person, including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, the "1934 Act") who was known to the Corporation to be the "beneficial owner", as defined in Rule 13(d)(3) under the 1934 Act, of more than 5% of the outstanding Common Stock at the close of business on March 31, 2000. The following information is based solely on a review by the Corporation of the Common Stock transfer records of the Corporation and on publicly available filings made with the Securities and Exchange Commission (the "Commission") by or on behalf of stockholders of the Corporation.

Title        Name and Address                     Amount and Nature of  Percent
of Class     of Beneficial Owner                  Beneficial Ownership  of Class

Common       The Prudential Insurance Company          141,038            19.3%
Stock        of America
             751 Broad Street
             Newark, NJ 07102

Common       Stephen L. Brown, Chairman                107,835(1)         14.4%
Stock        c/o Franklin Capital Corporation
             450 Park Avenue
             New York, New York 10022

Common       Kuby Gottlieb Special Value Fund           49,600(2)          6.7%
Stock        500 West Madison Avenue, 27th Floor
             Chicago, IL 60661

         (1) Does not include 5,023 shares owned by Mr. Brown's children and does not include 29,050 shares owned by Spencer L. Brown, Secretary of the Corporation, including options for 19,375 shares. Mr. Brown disclaims beneficial ownership of such shares. Includes options for 5,000 shares exercisable on January 27, 1998, options for 5,000 shares exercisable on January 27, 1999, options for 1,875 shares exercisable on March 18, 1999, options for 625 shares exercisable on December 9, 1999, and options for 6,875 shares exercisable on January 27, 2000.

         (2) Includes preferred stock owned convertible into 20,000 shares of common stock.

Security Ownership of Management

         The following table sets forth certain information with respect to the Common Stock beneficially owned, as defined in Rule 13(d)(3) under the 1934 Act, by each director of the Corporation, each nominee for director, each named executive officer and by all directors and named executive officers of the Corporation as a group, at the close of business on March 31, 2000. Except as otherwise indicated, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.

Name of Beneficial          Common Shares                                           Preferred Shares
Beneficial Owner            Beneficially Owned                Percent               Beneficially Owned         Percent

Stephen L. Brown(1)                107,835                     14.4%                            --                 *
Peter D. Gottlieb(2)                52,100                      6.9%                         4,000               24.3%
Spencer L. Brown(3)                 29,050                      3.9%                           250                1.5%
Irving Levine(4)                    28,417                      3.8%                         4,750               28.9%
Miles L. Berger(5)                  11,667                      1.6%                            --                 *
Jonathan A. Marshall(6)             10,967                      1.5%                           500                3.0%
Hiram M. Lazar(7)                    6,875                       *                             100                 *
Michael P. Rolnick(5)                2,067                       *                              --                 *
David T. Lender                         --                       *                              --                 *
All officers and directors
as a group (9 persons)             248,978                     30.1%                         9,600               58.4%

         * Less than 1%

         (1) Does not include 5,023 shares owned by Mr. Brown's children and does not include 29,050 shares owned by Spencer L. Brown. See (3) below. Mr. Brown disclaims beneficial ownership of such shares. Includes options for 5,000 shares exercisable on January 27, 1998, options for 5,000 shares exercisable on January 27, 1999, options for 1,875 shares exercisable on March 18, 1999, options for 625 shares exercisable on December 9, 1999, and options for 6,875 shares exercisable on January 27, 2000.

         (2) Includes 29,600 shares of common stock and preferred stock convertible into 20,000 shares of common stock owned by Kuby Gottlieb Special Value Fund ("KGSV") and 2,500 shares of common stock owned by Kuby Gottlieb Investments ("KGI"). Mr. Gottlieb may be a controlling person of KGSV and KGI due to his position as portfolio manager. Therefore Mr. Gottlieb may be deemed to be a beneficial owner of all shares owned by KGSV and KGI.

         (3) Includes options for 5,000 shares exercisable on January 27, 1998, 5,000 shares exercisable on January 27, 1999 and 1,875 shares exercisable on March 18, 1999, options for 625 shares exercisable on December 9, 1999, and options for 6,875 shares exercisable on January 27, 2000. Also includes preferred stock owned convertible into 1,250 shares of common stock.

         (4) Includes options for 1,667 shares exercisable on February 14, 2000. Also includes preferred stock convertible into 23,750 shares of common stock owned by Copley Fund, Inc. ("Copley"). Mr. Levine may be a controlling person of Copley due to his position as Chairman and Chief Executive Officer. Therefore, Mr. Levine may be deemed to be a beneficial owner of all shares owned by Copley.

         (5) Includes options for 1,667 shares exercisable on February 14, 2000.

         (6) Includes options for 1,667 shares exercisable on February 14, 2000. Also includes preferred stock owned convertible into 2,500 shares of common stock.

         (7) Includes options for 1,250 shares exercisable on March 18, 1999, options for 625 shares exercisable on December 9, 1999, options for 1,250 shares exercisable on January 27, 2000, and options for 625 shares exercisable March 1, 2000. Also includes preferred stock owned convertible into 500 shares of common stock.

                              ELECTION OF DIRECTORS

Information Concerning Nominees

         At the Meeting, the Common Stockholders and Preferred Stockholders, voting together, will elect five (5) directors. In addition the holders of the Preferred Stock, voting separately as a class will elect two directors. Each of the seven directors will hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Each stockholder of record at the close of business on

April 21, 2000 is entitled to one vote for each share of Common Stock registered in the name of each stockholder on the books of the Corporation.

         The term of the present directors of the Corporation expires when their respective successors have been duly elected and qualified.

         Information with respect to the nominees for election as directors of the Corporation follows:

                                        Position                                Director
         Name                    Age    with the Corporation                    Since

         Stephen L. Brown*        61    Chairman of the Board,                   1986
                                        Chief Executive Officer and Director
         Miles L. Berger          69    Director                                 1996
         Irving Levine**          78    Director                                 1990
         Jonathan A. Marshall     61    Director                                 1987
         Michael P. Rolnick       34    Director                                 1998
         Peter D. Gottlieb**      32    Director                                 2000
         David T. Lender          47    Director                                 2000

* Mr. Brown is an "interested person" of the Corporation within the meaning of the Investment Company Act of 1940 (as amended, the "1940 Act") by reason of his position as Chairman and Chief Executive Officer of the Corporation.

**       Preferred Director

         Stephen L. Brown, Chairman of the Board of Directors of the Corporation, has been Chairman and Chief Executive Officer since October 1986. Prior to joining Franklin, Mr. Brown was Chairman of S.L. Brown & Company, Inc., a private investment firm. Mr. Brown is a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc., a mutual fund), Avery Communications, Inc., a holding company in the telecommunications industry, eMattress.com, a startup Internet retailer and TradingNews, Inc., a provider of investment information over the Internet.

         Miles L. Berger, a director of the Corporation, is Chairman of the Board of Mid Town Banc Corp, Chicago, and Berger Management Services LLC. Additionally Mr. Berger serves as a board member of Innkeepers USA Trust and Universal Health Realty Income Trust.

         Peter D. Gottlieb, a preferred director of the Corporation, is Vice-President of Investments at First Albany Corporation and is a Portfolio Manager for First Albany Asst Management. Mr. Gottlieb serves as a director of Midwest Bank & Trust and Gottlieb Health Services. Additionally, Mr. Gottlieb serves as Treasurer of STEP, Inc.

         David T. Lender, a director of the Corporation, is Managing Director at Banc of America Securities, LLC where he specializes in mergers and acquisitions. Prior to joining Banc of America Securities, LLC, Mr. Lender was a Managing Director in the Mergers and Acquisitions Group of Rothschild, Inc.

         Irving Levine, a preferred director of the Corporation, has been Chairman of the Board and President of Copley Fund, Inc., a mutual fund, since 1978 and Chairman and Treasurer of Stuffco International, Inc., a ladies handbag processor and chain store operator, since 1978. Mr. Levine is also President and a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc.).

         Jonathan A. Marshall, a director of the Corporation, is a Senior Partner in the law firm of Pennie & Edmonds and has been a member of that firm since 1974. He is a member of the Bar of the State of New York and is admitted to practice before the United States Supreme Court and the United States Patent and Trademark Office.

         Michael P. Rolnick, a director of the Corporation, is a General Partner at ComVentures, a venture capital firm that invests in early stage Internet and communications companies. Mr. Rolnick is responsible for private equity investments and managing portfolio companies. Prior to joining ComVentures, Mr. Rolnick was Vice President for New Ventures at E* Trade Group Inc.

Executive Officers

         In addition to Mr. Stephen Brown, the following individuals are executive officers of the Corporation:

         Spencer L. Brown, age 34. Mr. Brown has been Senior Vice President of the Corporation since November 1995, Secretary of the Corporation since October 1994 and was Vice President from August 1994 to November 1995. Mr. Brown is a director of Avery Communications and eMattress.com. Mr. Brown is the son of Mr. Stephen L. Brown, the Chairman and Chief Executive Officer of the Corporation.

         Hiram M. Lazar, age 35. Mr. Lazar has been Chief Financial Officer of the Corporation since January 1999. From June 1992 to January 1999, Mr. Lazar was Vice-President of Finance and Compliance and Corporate Controller of Lebenthal & Co., Inc. a regional full-service brokerage firm.

         The term of office of the executive officers of the Corporation expires at the meeting of the Board of Directors when their respective successors have been elected and have qualified. The Corporation anticipates that each such officer will be re-elected at the meeting of the Board of Directors to be held immediately after the Annual Meeting of Stockholders.

Performance Graph

         The rules of the Securities and Exchange Commission ("SEC") require the Corporation to provide a line graph covering at least the last five fiscal years and comparing the yearly percentage change in the Corporation's total shareholder return on Common Stock with the cumulative total return of a broad equity index assuming reinvestment of dividends and the cumulative total return, assuming reinvestment of dividends, of a published industry or line-of-business index; peer issuers selected in good faith; or issuers with similar market capitalization. The graph below compares the cumulative total five year return of the Corporation's Common Stock with that of the American Stock Market Index (U.S. Companies) and with the American Stock Exchange issues (U.S. Companies) listed in SIC Codes 6700-6799, which encompasses holding and other investment companies.

                Comparison of Five-Year Cumulative Total Returns
               Performance Graph for Franklin Capital Corporation
             Prepared by the Center for Research in Security Prices
                 Including Data from 12/30/94 through 12/31/99

                  Date        Company      Market        Peer
                               Index       Index         Index
                12/30/94      100          100          100
                 1/31/95      116.031      102.689      102.555
                 2/28/95      116.794      106.023      105.676
                 3/31/95      114.504      107.505      101.987
                 4/28/95      120.611      110.107      102.42
                 5/31/95      117.557      113.214      104.229
                 6/30/95      126.718      115.894      106.103
                 7/31/95      126.718      121.937      109.442
                 8/31/95      107.634      125.089      112.366
                 9/29/95      123.664      127.631      115.877
                10/31/95      141.221      122.733      114.907
                11/30/95      143.511      126.348      115.795
                12/29/95      135.729      128.68       118.574
                 1/31/96      130.702      128.797      122.321
                 2/29/96      127.351      130.914      124.756
                 3/29/96      134.891      132.123      124.82
                 4/30/96      145.783      136.708      125.511
                 5/31/96      147.459      141.245      125.382
                 6/28/96      149.972      133.384      126.877
                 7/31/96      145.783      123.001      121.453
                 8/30/96      151.648      126.603      126.011
                 9/30/96      151.648      130.069      126.458
                10/31/96      149.972      127.478      125.992
                11/29/96      149.496      132.734      129.985
                12/31/96      148.579      130.729      132.015
                 1/31/97      144.91       133.783      137.375
                 2/28/97      146.745      136.239      139.617
                 3/31/97      139.407      129.568      135.937
                 4/30/97      142.159      125.748      136.181
                 5/30/97      135.739      138.387      141.801
                 6/30/97      135.739      143.181      147.826
                 7/31/97      159.747      149.259      152.068
                 8/29/97      149.604      150.962      150.572
                 9/30/97      149.604      163.144      159.101
                10/31/97      157.211      157.464      157.187
                11/28/97      140.729      157.325      161.772
                12/31/97      131.854      163.521      166.219
                 1/30/98      139.461      160.655      167.23
                 2/27/98      117.908      170.561      170.414
                 3/31/98      139.461      180.635      176.468
                 4/30/98      161.014      182.836      175.821
                 5/29/98      164.818      174.999      171.919
                 6/30/98      161.014      179.605      173.305
                 7/31/98      163.55       177.032      172.09
                 8/31/98      129.319      142.024      147.503
                 9/30/98      121.712      152.749      163.507
                10/30/98      101.426      159.981      171.067
                11/30/98      106.498      165.719      179.059
                12/31/98      106.498      175.437      176.942
                 1/29/99      115.373      183.256      176.064
                 2/26/99       98.891      179.232      171.836
                 3/31/99      121.712      179.251      171.939
                 4/30/99      141.997      194.936      180.948
                 5/28/99      131.854      197.881      183.28
                 6/30/99      117.908      202.445      193.097
                 7/30/99      114.105      199.072      182.104
                 8/31/99      103.962      193.406      171.94
                 9/30/99      109.033      196.398      172.196
                10/29/99      111.569      196.828      171.481
                11/30/99      172.425      209.949      173.618
                12/31/99      207.924      224.583      202.792

Remuneration of Directors and Officers

         The following table sets forth information with respect to all cash remuneration paid or accrued by the Corporation for services by the Corporation's directors and three most highly paid executive officers whose compensation exceeded $60,000 for the year ended December 31, 1999:

                                              Aggregate    Pension or Retirement
                                              Compensation Benefits Accrued
                                              From the     as part of
Name of Person       Position                 Corporation  Corporation Expenses
--------------       --------                 -----------  --------------------
Stephen L. Brown     Chairman and Chief
                     Executive Officer        $ 420,000           $0
Spencer L. Brown     Senior Vice President
                     and Secretary            $ 181,250           $0
Hiram M. Lazar       Chief Financial Officer  $ 117,917           $0
Miles L. Berger      Director                 $  12,000           $0
Irving Levine        Director                 $  12,000           $0
Jonathan A. Marshall Director                 $  12,000           $0
Michael P. Rolnick   Director                 $  12,000           $0

         In l999, Stephen L. Brown was employed under a contract with the Corporation at a base salary of $390,000 per annum. The initial term of such employment contract expired on December 31, l995 and is automatically extended from year to year thereafter unless the Corporation elects not to extend the term. In compliance with the terms of a settlement ((the "Settlement") see below, "Certain Litigation") entered into between the Corporation and a former director, Mr. Brown's base salary was reduced to $350,000, effective January 1, l998. This provision of the Settlement expires on November 18, 2000. Mr. Brown received a performance bonus of $70,000 for 1999. Pursuant to the Settlement, upon becoming a BDC, the Corporation agreed, that directors' annual fees for all meetings of the Board of Directors shall not exceed in the aggregate a total of $12,000 per year, although such directors may also receive incentive compensation, see below, "Compensation Pursuant to Plans". With the exception of Mr. Brown, each director of the Corporation received director's fees of $12,000 for l999. During the year ended December 31, l999, the Corporation reimbursed directors for certain receipted expenses incurred in connection with the performance of their duties, including attendance at Board and Committee meetings, in the aggregate amount of $850. Mr. Brown received no such reimbursement.

Compensation Pursuant to Plans

         On September 10, 1997, the Corporation's stockholders approved two Stock Option Plans: a Stock Incentive Plan ("SIP") to be offered to the Corporation's consultants, officers and employees (including any officer or employee who is also a director of the Corporation) and a Non-Statutory Stock Option Plan ("SOP") to be offered to the Corporation's "outside " directors, i.e., those directors who are not also officers or employees of the Corporation. 75,000 shares of the Corporation's Common Stock have been reserved for issuance under these plans, of which 45,000 shares have been reserved for the SIP and 30,000 shares have been reserved for the SOP. Shares subject to options that terminate or expire prior to exercise will be available for future grants under the Plans.

         The SIP is administered by the Corporation's Board of Directors. The Board has the authority, among other rights, to select the participants to whom awards may be granted, determine the types of awards to be granted, and determine the vesting terms and other conditions of an award to a SIP participant. The SIP permits the Committee to grant participants options to purchase Common Stock (including incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("ISOs") or "non-statutory stock options" ("non-ISOs")), stock appreciation rights, restricted stock and tax offset bonuses.

         On January 27, 1998, the Corporation granted 15,000 options each to Stephen L. Brown, Spencer L. Brown, and John Greenbaum under the SIP. The strike price of the options was $7.00 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. One-third of the options granted vested immediately; another one-third vested one year from the date of issuance; and the final one-third vested two years after the date of issuance. The options expire after ten years. On December 31, 1998, John Greenbaum resigned from the Corporation and forfeited 10,000 options upon resignation and an additional 5,000 options three months after resignation. Ten thousand of these options were reissued on March 18, 1999 as follows, 3,750 each to Stephen L. Brown and Spencer L. Brown, and 2,500 to Hiram M. Lazar at a strike price of $5.75 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. These options will expire as originally issued. One-half of the reissued options vested immediately, and one-half will vest on January 27, 2000. 3,750 of the remaining forfeited options were reissued on December 9, 1999 as follows, 1,250 each to Stephen L. Brown, Spencer L. Brown and Hiram M. Lazar at a strike price of $9.00 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. These options will expire as originally issued. One-half of the reissued options vested immediately, and one-half will vest on December 9, 2000. The remaining 1,250 forfeited options were reissued on March 1, 2000 to Hiram M. Lazar at a strike price of $21.00 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. These options will expire as originally issued. One-half of the reissued options vested immediately, and one-half will vest on March 1, 2001.

         The SOP is also administered by the Board of Directors. Only non-ISOs can be granted under the SOP. The Board granted all non-management directors 5,000 options each. Because the issuance of options to "outside" directors is not permitted under the Act without an exemptive order by the Commission, the issuance of options under the SOP was conditioned upon the granting of such order. The order was granted by the Commission on February 14, 2000, and 20,000 options were granted as follows, 5,000 each to Miles L. Berger, Irving Levine, Jonathan A. Marshall and Michael P. Rolnick at a strike price of $17.25 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. One-third of the options granted vested immediately; another one-third vest one year from the date of issuance; and the final one-third vest two years after the date of issuance. The options expire after ten years. The remaining 10,000 options will be granted as follows, 1,250 each to Miles L. Berger, Irving Levine, Jonathan A. Marshall and Michael P. Rolnick during 2000 if reelected at the 1999 annual meeting and 1,250 each to Miles L. Berger, Irving Levine, Jonathan A. Marshall and Michael P. Rolnick during 2001 if reelected at the 2000 annual meeting.

Committees and Meetings of the Board of Directors

         During the year ended December 31, 1999, the Board of Directors met on 5 occasions and acted by unanimous written consent on one occasion.

         The Audit Committee held one meeting during the year ended December 31, 1999. The Audit Committee meets with the Corporation's independent auditors to review the Corporation's financial statements and the adequacy of internal controls and accounting systems. The members of the Audit Committee are Messrs. Levine (Chairman), Marshall and Berger.

         The Executive Committee meets between meetings of the Board of Directors. The Executive Committee generally may exercise the authority of the Board of Directors and may approve financings not to exceed $500,000. The Executive Committee met once during the year ended December 31, 1999. The members of the Executive Committee are Messrs. Brown,* Marshall and Levine.

*Interested Person.

         The Compensation Committee meets to consider compensation of executive officers of the Corporation. The Compensation Committee met twice during the year ended December 31, 1999. The members of the Compensation Committee are Messrs. Marshall (Chairman) and Levine.

         Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of Board Committees on which he served. There is no Nominating Committee.

Brokerage Transactions

         During the year ended December 31, 1999, the Corporation paid aggregate brokerage commissions of approximately $45,000.

         Brokers are selected by the Corporation's Board of Directors, whose primary considerations are the cost and efficiency of execution of brokerage orders. No person acting on behalf of the Corporation is authorized to pay a brokerage commission to a broker in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of research services provided by the broker.

Investment Advisor

         The Corporation does not engage the services of an investment advisor, principal underwriter or administrator.

Affiliated Transactions

         In January 1999, Franklin formed eCom Capital Corporation ("eCom"), a wholly owned subsidiary of Franklin, for the purposes of investing in Internet related ventures. On January 25, 1999, e.com invested a total of $387,500 into eMattress.com Inc. ("eMattress"), consisting of $175,000 worth of Franklin Common Stock (20,046 shares from treasury stock valued at the Net Asset Value on the date of the transaction) and $212,500 in cash. Franklin received preferred stock convertible into a 50% equity interest in eMattress. eMattress is a retail internet mattress company that was founded in 1998. Messrs. Stephen L. Brown and Spencer L. Brown were elected to serve on the eMattress Board of Directors.

         In August 1999, Franklin invested an additional $87,500 in eCom. Pursuant to this transaction, eMattress was merged into eCom and 19,044 shares of Franklin Common Stock were returned to Franklin's treasury. The surviving entity, eMattress.com is a Delaware corporation. In November 1999, Franklin invested an additional $75,000 into eMattress and as result of this transaction, on December 31, 1999, Franklin owned 87.2% of eMattress.

Certain Litigation

         Pursuant to terms of the Settlement related to a complaint filed by a former director of Franklin in the United States District Court for the Southern District of New York that was approved by the District Court on September 11, 1997, the Board of Directors declared on July 18, 1997 a $3.25 special dividend to stockholders of record of the Corporation's Common Stock as of July 28, 1997. Additionally, the Corporation paid legal fees of $75,000 to the plaintiff's counsel.

         Under the terms of the Settlement, upon the Corporation becoming a BDC, for three years thereafter: (a) each director's annual fees for all meetings of the Board or Directors and its committees actually attended, including consulting fees, shall not exceed in the aggregate a total of $12,000 per year, but such directors may receive incentive compensation, as determined in and subject to the absolute discretion of the Board of Directors and provided that such incentive compensation is permissible under the Act; and (b) the base salary for Stephen Brown shall not exceed $350,000 per year, but, during those three years, Mr. Brown also may receive such additional incentive compensation, as determined by and subject to the absolute discretion of the Board of Directors, as is permissible under the Act. These provisions of the Settlement expire on November 18, 2000.

Recommendation of the Board of Directors

         The Board of Directors recommends that stockholders vote "FOR" the persons named on the accompanying proxy card, the non-preferred directors, to serve as directors until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

         All nominees have consented to stand for election and to serve if elected. If any nominee should be unable to serve in such position, an event not presently anticipated, the proxies voted for such a person, if any, as shall be designated by the Board of Directors to replace any such nominee, unless the Board of Directors reduces the number of directors constituting the whole Board.

         In the absence of contrary instructions, the Corporation intends to vote all proxies "FOR" the election of the five (5) nominees listed above as Directors of the Corporation. In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal affect as a vote "against" the election of the nominees).

                        PROPOSAL TO APPROVE SELECTION OF
                    ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2000. The audit services performed by Ernst & Young LLP for the year ended December 31, 1999 included an examination of the financial statements included in the 1999 Annual Report to Stockholders. Ernst & Young LLP also performed certain tax and special consulting services.

         Ernst & Young LLP has advised the Corporation that it has neither any direct nor any material indirect financial interest in the Corporation. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

         The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2000.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 2000 Annual Meeting must be received in writing by the Corporation not later than April 15, 2001 in order to be considered for inclusion in the proxy statement relating to such meeting, which the Corporation anticipates will be held in June 2001.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that may properly be brought, and which are likely to be brought, before the Meeting. However, should other matters be properly brought before the Meeting, the persons named on the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                                              By Order of the Board of Directors


                                              SPENCER L. BROWN
                                              Secretary

April 28, 2000

                          FRANKLIN CAPITAL CORPORATION                     PROXY
           This Proxy Is Solicited on Behalf of the Board of Directors

                    Proxy for Annual Meeting of Shareholders

                                  June 7, 2000

   The undersigned hereby appoints Stephen L. Brown and Jonathan A. Marshall, or either of them, as attorneys and proxies to vote all the shares of common stock, par value $1.00 per share, of Franklin Capital Corporation (the "Corporation"), which are outstanding in the name of the undersigned and which the undersigned would be entitled to vote as of April 21, 2000, at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the offices of Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, 25th Floor, New York, New York, on Wednesday, June 7, 2000, at 10 o'clock a.m., New York Time, and at any or all adjournments or postponements thereof; and the undersigned hereby instructs and authorizes said attorneys to vote as indicated on the reverse side.

   The shares represented hereby will be voted in accordance with the instructions contained on the reverse side. If no instructions are given the shares will be voted FOR the election of all five nominees in item 1 and FOR item 2 below, each of said items being more fully described in the Notice of Meeting and accompanying Proxy Statement, receipt of which is hereby acknowledged. In the event of any proposed adjournment of the Meeting to permit further solicitation of proxies with respect to any proposal listed below, shares will be voted FOR adjournment with respect to such proposal if they were to be voted FOR such proposal (including if there were no specifications), and AGAINST adjournment with respect thereto if such shares were to be voted AGAINST or to have ABSTAINED from voting with respect to such proposal.

                  (Continued and to be signed on reverse side)


                              FOLD AND DETACH HERE

                                                            Please mark    /X/
                                                            your votes as
                                                            indicated in
                                                            this example



1. ELECTION OF DIRECTORS: Stephen L. Brown, Miles L. Berger, David T. Lender, Jonathan A. Marshall, Michael P. Rolnick (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

FOR the election of all nominees listed (except as marked to the contrary on the
line above)    / /

WITHHOLDING AUTHORITY to vote for all nominees listed above  / /

2. Ratification of appointment of Ernst & Young LLP to serve as independent auditors of the Corporation for the fiscal year ending December 31, 2000.

                        FOR        AGAINST        ABSTAIN
                        / /          / /            / /

3. In their discretion, on such other matters as may properly come before the Meeting (other than adjournments with respect to any proposal as described on reverse).

                        FOR        AGAINST        ABSTAIN
                        / /          / /            / /


THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE DATE, SIGN AND MAIL PROXY CARD IN THE ENCLOSED ENVELOPE



Signatures of Stockholder(s)                           Dated              , 2000
                            ---------------------------     --------------
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.